UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 23, 2017 (October 20, 2017)

Riot Blockchain, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	001-33675	84-1553387
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

834-F South Perry Street, Suite 443
Castle Rock, CO 80104
 (Address of principal executive offices) (zip code)

(303) 794-2000
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Copies to:
Harvey Kesner, Esq.
Sichenzia Ross Ference Kesner LLP
1185 Avenue of the Americas, 37th Floor
New York, New York 10036
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 1.01 Entry into a Material Definitive Agreement.
 Item 2.01 Completion of Acquisition or Disposition of Assets.
Tess Inc. Acquisition
On October 20, 2017, Riot Blockchain, Inc. (the “Company”) acquired approximately 52% of Tess Inc., a private Ontario company (“TESS”) which is developing blockchain solutions for telecommunications companies.
Under the terms of the Purchase Agreement (the “Purchase Agreement”) the Company invested $320,000 and issued 75,000 shares of restricted Common Stock in exchange for 2,708,333 shares (the “TESS Shares”) of TESS’ common stock (“TESS Common”).  Accordingly, TESS became a majority-owned subsidiary of the Company.  In connection with the transaction, the Company and TESS entered into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which the Company agreed to file a registration statement within three months to register the resale of 25,000 shares (of 75,000 shares) of Common Stock issued to TESS.
The acquisition is subject to certain risks as set forth in the Company’s filings and reports previously made with the Securities and Exchange Commission (the “SEC”) including those additional risks set forth in this Current Report on Form 8-K  under Item 8.01 which are incorporated into this Item 2.01 by reference thereto.
goNumerical Ltd. Investment (Coinsquare)
As previously announced in the Company’s Current Report on Form 8-K filed with the SEC on October 4, 2017, the Company entered into a series of agreements, including a Subscription Agreement and Amended and Restated Unanimous Shareholder Agreement, in connection with a minority investment in goNumerical Ltd. (“Coinsquare”), which operates a digital crypto-currency exchange platform operating in Canada under the name Coinsquare for $3,000,000.  As a result of the investment the Company owns approximately 10.9% of Coinsquare after giving effect to the investment, but prior to the exercise of warrants that the Company received in connection with the investment.  The warrants, if exercised in full, would result in the Company owning approximately an additional 4.2% of Coinsquare.
The acquisition is subject to certain risks as set forth in the Company’s filings and reports previously made with the SEC including those additional risks set forth in this Current Report on Form 8-K  under Item 8.01 which are incorporated into this Item 2.01 by reference thereto.
Business Strategy Statement
The Tess and Coinsquare acquisitions, as well as our new name, reflect a new segment (in addition to veterinary and life science oriented businesses of the Company) being pursued by the Company.  The decision to invest in companies exposed to blockchain and digital currency related risks is a strategic decision by the Company.  The Company’s strategy will be to continue to pursue opportunistic investments and controlling positions in these new and emerging technologies which will continue to expose the Company to the numerous risks and volatility associated with this sector.  The Company expects this volatility and uncertainty to continue both in terms of the acceptance or non-acceptance of blockchain transaction verification business models, as well as the value of blockchain cryptocurrency products and solutions.  The price of underlying digital currencies (referred to herein as “cryptocurrencies”) have varied wildly in recent periods and may reflect “bubble” type volatility in the future, meaning that support for high prices may have little or no merit, may be subject to rapidly changing investor sentiment, and may be influenced by unknown factors such as technology challenges, regulatory uncertainty, fraudulent actors and media reporting.  The Company anticipates it will continue to increase its exposure to this industry through passive investment, majority owned or controlled investments, and organic expansion, but does not presently intend to invest in any manner that would result in the Company being required to register as an investment company, although the SEC, NASDAQ and other government or quasi-governmental agencies or authorities (in the United States or elsewhere) may adopt further regulations that require such registration or expose the Company to similar registration requirements that could increase costs, make such activities undesirable, or prohibited, and further regulate, impede, impose costs or outright prohibit some of the activities the Company is or may become involved with.  These factors are incapable of prediction and are out of our control.  Depending, in part, on the evolving nature of rules and regulations governing blockchain and cryptocurrency, our investments and these businesses may become worthless and the value of an investment in our securities could be volatile and potentially worthless.

The Company is subject to numerous risks as set forth in the Company’s filings and reports previously made with the SEC including those additional risks associated with blockchain and cryptocurrency, set forth in this Current Report on Form 8-K  under Item 8.01 which are incorporated into this Item 2.01 by reference thereto.
The foregoing descriptions of the Tess and Coinsquare  investments do not purport to be complete and are qualified in their entirety by reference to the complete text of the agreements which will be filed as Exhibits to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2017.
Item 3.02 Unregistered Sales of Equity Securities.

See Items 1.01 and 2.01 of this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 21, 2017 the Board of Directors appointed Eric So to the Board of Directors of the Company.  Mr. So is an “independent” director as such term is defined by NASDAQ.  There is no family relationship between Mr. So and any of the Company's other officers or directors.  Mr. So shall receive the Company’s equity award for new independent directors of 7,500 restricted stock units as compensation, which shall vest in 24 equal monthly installments over a two year period, beginning on the one month anniversary of the date of issuance. Mr. So was appointed to the Audit Committee (Chairman), Nominating and Governance Committee and Compensation Committee of the Board of Directors.

Mr. So is currently Chief Legal and Corporate Development Officer at Mundo Inc., a private internet marketing company, and serves as a Director of Therapix Biosciences Ltd. (NASDAQ:TRPX  He is also a member of the Toronto Board of Trade and the Hong Kong Canada Business Association.  Mr. So has previously worked at Synergex Corporation, Fraser Milner Casgrain LLP, and Torys LLP. He earned his law degree at the University of Windsor and his bachelor of science at McGill University.

On October 23, 2017, the Company issued a press release announcing that the Board of Directors had appointed John O’Rourke to the position of President. Mr. O’Rourke is a private investor.  The terms of Mr. O’Rourke’s engagement and compensation arrangements have not been determined.

Item 8.01 Other Events.

FORWARD-LOOKING STATEMENTS

Statements in this Current Report on Form 8-K may be “forward-looking statements.” Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in this report, including the risks described under “Risk Factors” in this report and in other documents which we file with the SEC. In addition, such statements could be affected by risks and uncertainties related to:

•	our ability to raise funds for general corporate purposes and operations;
•	the commercial feasibility and success of our technology;
•	our ability to recruit qualified management and technical personnel; and
•	the other factors discussed in the “Risk Factors” section and elsewhere in this Current Report on Form 8-K as well as in the Company’s prior and future filings and reports with the SEC.

Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of such statements.

Description of Business

Introduction to Blockchain and Cryptocurrency

Distributed blockchain technology was first conceived in 2008 as the database technology that is the backbone of Bitcoin, the world's first cryptocurrency, and other cryptocurrencies.  Cryptocurrencies presently have many forms, even though the technology has remained synonymous with Bitcoin.

Blockchain database technologies are not only capable of serving as the database for a decentralized digital currency, blockchain is also seeking widespread acceptance for the backbone of an emerging digital world in which fewer middlemen and counterparties create friction when transacting, aiming to deliver greater efficiency and automated or semi-automated transactions, either alone or coupled with transactions paid for in units of cryptocurrency.

The Company believes that an advantage to blockchain technology exists in the ability to store data and distribute it in a decentralized manner. The decentralization of information presents opportunity for increases in security and functionality to users. Blockchain technologies are believed to be able to offer a significant impact in many areas of business, finance, information management and governance.

A “cryptocurrency” is a form of encrypted and decentralized digital currency, transferred directly between peers across the internet, with transactions being settled, confirmed and recorded in a distributed public ledger, initiated by a process known as "mining".  Units of cryptocurrency exist only as data on a network, and are not generally controlled by any single centralized institution, authority, or government. Whereas most of the world's money currently is capable of being managed by central authorities such as banks, units of a cryptocurrency exist as electronic records in a decentralized, safe transaction database called a blockchain. The ledger is publicly available to anyone and secured using public key encryption.

As with any new and emerging technology, there are significant risks associated with reliance upon  blockchain technologies and, by association, investments in businesses (such as the Company) which are seeking to develop, promote, adopt, transact or rely upon blockchain technologies and cryptocurrencies.  These risks are not only related to the businesses the Company pursues, but the sector and industry as a whole, as well as the entirety of the concept behind cryptocurrency in which access to computer processing capacity, electricity cost, environmental factors (such as cooling capacity) and location also play an important role in the “mining” of cryptocurrency exposing the Company to risks that are also commonly associated with data centers and similar properties which often house mining operations.  Cryptocurrency as an asset has also been the subject of illegal behavior inasmuch as transactions may not be easily traced attracting wrongdoers which could impact the reputation of companies engaged in any way in the sector.  Cryptocurrencies are also new creations not clearly defined as an asset or a currency, which has been the topic of much unresolved discussion among governments, regulators and financial institutions.  Accordingly, the full nature and extent of these emerging technology risks also involve additional unknown and uncertain risks which cannot be fully known or described at this time.

Cryptocurrency Creation and Valuation

Cryptocurrencies are decentralized digital currencies that enable instant transfers to anyone, anywhere in the world. Transactions occur via an open source, cryptographic protocol platform which uses peer-to-peer technology to operate with no central authority. The network is an online, peer-to-peer network that hosts the public transaction ledger, known as the blockchain and each cryptocurrency with a source code that comprises the basis for the cryptographic and algorithmic protocols governing the blockchain. In a cryptocurrency network, every peer has their own copy of the blockchain, which contains records of every historical coin transaction - effectively containing records of all account balances. Each account is identified solely by its unique public key (making it effectively anonymous), and is secured with its associated private key (kept secret, like a password). The combination of private and public cryptographic keys constitutes a secure digital identity in the form of a digital signature, providing strong control of ownership.

No single entity owns or operates the network. The infrastructure is collectively maintained by a decentralized user base. As the network is decentralized, it does not rely on either governmental authorities or financial institutions to create, transmit or determine the value of the currency units. Rather, the value is determined by market factors, supply of and demand for the units.  The prices being set in transfers by mutual agreement or barter among transacting parties as well as the number of merchants that may accept cryptocurrency. Since transfers do not require involvement of intermediaries or third parties, there are currently little or no transaction costs in direct peer-to-peer transactions. Units of cryptocurrency can be converted to fiat currencies, such as the US dollar, at rates determined on various exchanges, such as Coinsquare in Canada, Coinbase, Bitsquare, Bitstamp and others.

Cryptocurrencies can offer many advantages over traditional, fiat currencies, although many of these factors also present potential disadvantages and may introduce additional risks, including:

•	Acting as a fraud deterrent, as cryptocurrencies are digital and cannot be counterfeited or reversed arbitrarily by a sender;
•	Immediate settlement;
•	Eliminate counterparty risk;
•	No trusted intermediary required;
•	Lower fees;
•	Identity theft prevention;
•	Accessible by everyone;
•	Transactions are verified and protected through a confirmation process, which prevents the problem of double spending
•	Decentralized - no central authority (government or financial institution); and
•	Recognized universally and not bound by government imposed or market exchange rates.

The market for cryptocurrencies has been growing at a volatile pace - in 2017, the market capitalization has grown from $17 billion in January 2017, reaching peaks over $170 billion in October 2017, and daily volumes growing from $130 million in January 2017 to peaks over $7 billion in August 2017.

 Bitcoin

Cryptocurrencies first surfaced in 2009 with the debut of Bitcoin as the world's first decentralized cryptocurrency. The initial exchange rate (recorded on October 5, 2009) for Bitcoin was 1 BTC = $0.000764. Due to its first mover advantage, Bitcoin has remained the number one cryptocurrency in terms of market capitalization ($99.2 billion as of October 20, 2017). As of July 31, 2017, the trading price of one Bitcoin was $2,870, and, as of October 20, 2017, was $5,968.

Ether and Ethereum

Ethereum, it is believed by the Company, presents several technological improvements over Bitcoin, including the ability to build applications and code smart contracts directly into the blockchain. Whereas Bitcoin was originally designed to be a secure digital cash system, the goal for Ethereum was to create a fully-programmable blockchain. First proposed by its inventor, Vitalik Buterin in 2013, Ethereum provides an open, decentralized blockchain platform that runs smart contracts and distributed applications ("dapps"), using its integrated cryptocurrency, called Ether. The primary programming language for Ethereum, Solidity, is a high-level contract-oriented language that facilitates the programming of smart contracts and dapps that run on the Ethereum Virtual Machine. Developers can also write programs for the Ethereum platform that integrate as blockchain-based components of more complex web applications. A smart contract, the term coined by computer scientist Nick Szabo in 1994, is "a computerized transaction protocol that executes the terms of a contract. The general objectives of smart contract design are to satisfy common contractual conditions (such as payment terms, liens, confidentiality, and even enforcement), minimize exceptions both malicious and accidental, and minimize the need for trusted intermediaries. Related economic goals include lowering fraud loss, arbitration and enforcement costs, and other transaction costs."  Smart contracts involving conditional payment can be implemented in Ethereum via transfer of Ether.

Currently ranked as the currency with the second highest market capitalization ($29 billion as at October 20, 2017), Ethereum has 94.2 million Ether circulating. Cryptocurrency users no longer focus on just the peer-to-peer currency transfer abilities of Bitcoin but look for other functionalities, such as global decentralized computing or smart contracts infrastructure.

Prices have gone from $1.16 in September 2015 to a high of $391 in mid-June of 2017 before dipping down to $201 at the end of July 2017.  The price as of October 20, 2017 is $304.

Mining and Competition

In cryptocurrency cloud mining services, companies, individuals and groups generate units of cryptocurrency through mining. Miners can range from individual enthusiasts to professional mining operations with dedicated data centers.  Miners may organize themselves in mining pools. A mining pool is created when cryptocurrency miners pool their processing power over a network and mine transactions together. Rewards are then distributed proportionately to each miner based on the work power contributed. Mining pools became popular when mining difficulty increased. Mining pools allow miners to pool their resources so they can generate blocks quickly and receive rewards (i.e., fractions or units of cryptocurrency) on a consistent basis instead of mining alone where rewards may not be received for long periods. The Company may decide to invest in or participate, directly or indirectly, in mining or mining pools.  The Company competes with other companies that focus all or a portion of their activities on owning or operating cryptocurrency exchanges, developing programming for the blockchain, and mining activities.  At present, the Company does not believe there to be any dominant player in any of these fields and information concerning the activities of these enterprises is not readily available as the vast majority of the participants in this sector do not publish information publicly or the information public may be unreliable.  Published sources of information include “buybitcoinworldwide.com” and “bitcoin.org”, however the reliability of the information cannot be assured.

Objectives

The Company’s seeks to build a diversified blockchain company through the development and ownership of operating assets in the blockchain ecosystem.  This may include utilizing blockchain technologies to approach solutions for various industries.  The business strategy may also encompass digital currency mining infrastructure, data centers, processing power and equipment and other related blockchain businesses or business that support the blockchain ecosystem,   Opportunities for participation in the mining of units of cryptocurrency, holding and transacting or exchanging mined cryptocurrency for fiat currency or other cryptocurrencies, accumulation,  trading, or sale transactions are also being evaluated.  Each of such activities is exposed to its own and unique risks.  The above objectives may change at any time and from time to time.  The blockchain and cryptocurrency activities and objectives of the Company are subject to certain risks as set forth in the Company’s filings and reports previously made with the SEC including those additional risks set forth in this Current Report on Form 8-K.  See “Risk Factors” below.

RISK FACTORS

An investment in the Company’s common stock involves a high degree of risk. In determining whether to purchase the Company’s common stock, an investor should carefully consider all of the material risks described below, together with the other information contained in this report and the Company’s other public filings before making a decision to purchase the Company’s securities. An investor should only purchase the Company’s securities if he or she can afford to suffer the loss of his or her entire investment.

The following risk factors are intended to supplement and should be read along with the “Risk Factors” contained in our Annual Report on Form 10-K filed with the SEC, and our other filings and reports with the SEC, which risk factors are incorporated herein by reference.

General Cryptocurrency Risks

Cryptocurrency exchanges and other trading venues (including the Company’s Coinsquare exchange) are relatively new and, in most cases, largely unregulated and may therefore may be subject to fraud and failures

When cryptocurrency exchanges or other trading venues (whether involving the Company’s Coinsquare exchange or others) are involved in fraud or experience security failures or other operational issues, such events could result in a reduction in cryptocurrency prices or confidence and impact the success of the Company and have a material adverse effect on the ability of the Company to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on the business, prospects or operations of the Company.

Cryptocurrency market prices depend, directly or indirectly, on the prices set on exchanges and other trading venues, which are new and, in most cases, largely unregulated as compared to established, regulated exchanges for securities, commodities or currencies. For example, during the past three years, a number of bitcoin exchanges have closed due to fraud, business failure or security breaches. In many of these instances, the customers of the closed exchanges were not compensated or made whole for partial or complete losses of their account balances. While smaller exchanges are less likely to have the infrastructure and capitalization that may provide larger exchanges with some stability, larger exchanges may be more likely to be appealing targets for hackers and "malware" (i.e., software used or programmed by attackers to disrupt computer operation, gather sensitive information or gain access to private computer systems) and may be more likely to be targets of regulatory enforcement action.  The Company does not maintain any insurance to protect from such risks, and does not expect any insurance for customer accounts to be available (such as federal deposit insurance) at any time in the future, putting customer accounts at risk from such events.  In the event the Company faces fraud, security failures, operational issues or similar events such factors would have a material adverse effect on the ability of the Company to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on the business, prospects or operations of the Company.

Regulatory changes or actions may alter the nature of an investment in the Company or restrict the use of cryptocurrencies in a manner that adversely affects the Company’s business, prospects or operations.

As cryptocurrencies have grown in both popularity and market size, governments around the world have reacted differently to cryptocurrencies, with certain governments deeming them illegal while others have allowed their use and trade. On-going and future regulatory actions may impact the ability of the Company to continue to operate and such actions could affect the ability of the Company to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on the business, prospects or operations of the Company.

The effect of any future regulatory change on the Company or any cryptocurrency that the Company may mine or hold for others is impossible to predict, and such change could have a material adverse effect on the ability of the Company to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on the business, prospects or operations of the Company.

Governments may in the future curtail or outlaw the acquisition, use or redemption of cryptocurrencies. Ownership of, holding or trading in cryptocurrencies may then be considered illegal and subject to sanction. Governments may also take regulatory action that may increase the cost and/or subject cryptocurrency companies to additional regulation.

On July 25, 2017 the SEC released an investigative report which states that the United States  would, in some circumstances, consider the offer and sale of blockchain tokens pursuant to an initial coin offering (“ICO”) subject to federal securities laws.  Thereafter, China released statements and took similar actions.  Although the Company does not participate in ICOs, its clients and customers may participate in ICOs and these actions may be a prelude to further action which chills widespread acceptance of blockchain and cryptocurrency adoption and have a material adverse effect the ability of the Company to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on the business, prospects or operations of the Company.

Governments may in the future take regulatory actions that prohibit or severely restrict the right to acquire, own, hold, sell, use or trade cryptocurrencies or to exchange cryptocurrencies for fiat currency. Similar actions by governments or regulatory bodies (such as an exchange on which the Company’s securities are listed, quoted or traded) could result in restriction of the acquisition, ownership, holding, selling, use or trading in the Company’s securities. Such a restriction could result in the Company liquidating its inventory at unfavorable prices and may adversely affect the Company's shareholders and have a material adverse effect on the ability of the Company to continue as a going concern or to pursue this segment at all, raise new capital or maintain a securities listing with an exchange (such as the Company’s current listing with NASDAQ) which would have a material adverse effect on the business, prospects or operations of the Company and harm investors in the Company’s securities.

The development and acceptance of cryptographic and algorithmic protocols governing the issuance of and transactions in cryptocurrencies is subject to a variety of factors that are difficult to evaluate.

The use of cryptocurrencies to, among other things, buy and sell goods and services and complete transactions, is part of a new and rapidly evolving industry that employs digital assets based upon a computer-generated mathematical and/or cryptographic protocol. The growth of this industry in general, and the use of cryptocurrencies in particular, is subject to a high degree of uncertainty, and the slowing or stopping of the development or acceptance of developing protocols may occur and is unpredictable. The factors include, but are not limited to:

•	Continued worldwide growth in the adoption and use of cryptocurrencies;
•	Governmental and quasi-governmental regulation of cryptocurrencies and their use, or restrictions on or regulation of access to and operation of the network or similar cryptocurrency systems;
•	Changes in consumer demographics and public tastes and preferences;
•	The maintenance and development of the open-source software protocol of the network;
•	The availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies;
•	General economic conditions and the regulatory environment relating to digital assets; and
•	Negative consumer sentiment and perception of bitcoin specifically and cryptocurrencies generally.

Such events would have a material adverse effect on the ability of the Company to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on the business, prospects or operations of the Company and potentially the value of any cryptocurrencies the Company holds or expects to acquire for its own account and harm investors in the Company’s securities.

Banks and financial institutions may not provide banking services, or may cut off services, to businesses that provide cryptocurrency-related services or that accept cryptocurrencies as payment, including financial institutions of investors in the Company’s securities.

A number of companies that provide bitcoin and/or other cryptocurrency-related services have been unable to find banks or financial institutions that are willing to provide them with bank accounts and other services. Similarly, a number of companies and individuals or businesses associated with cryptocurrencies may have had and may continue to have their existing bank accounts closed or services discontinued with financial institutions. We also may be unable to obtain or maintain these services for our business. The difficulty that many businesses that provide bitcoin and/or other cryptocurrency-related services have and may continue to have in finding banks and financial institutions willing to provide them services may be decreasing the usefulness of cryptocurrencies as a payment system and harming public perception of cryptocurrencies and could decrease its usefulness and harm its public perception in the future. Similarly, the usefulness of cryptocurrencies as a payment system and the public perception of cryptocurrencies could be damaged if banks or financial institutions were to close the accounts of businesses providing bitcoin and/or other cryptocurrency-related services.  This could occur as a result of compliance risk, cost, government regulation or public pressure. The risk applies to securities firms, clearance and settlement firms, national stock and commodities exchanges, the over the counter market and the Depository Trust Company, which, if any of such entities adopts or implements similar policies, rules or regulations, could result in the inability of our investors to open or maintain stock or commodities accounts, including the ability to deposit, maintain or trade the Company’s securities. Such factors would have a material adverse effect the ability of the Company to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on the business, prospects or operations of the Company and harm investors.

The price of the Company’s shares could be subject to wide price swings since the value of cryptocurrencies may be subject to pricing risk and have historically been subject to wide swings in value.

The Company’s shares are subject to arbitrary pricing factors that are not necessarily associated with traditional factors that influence stock prices or the value of non-cryptocurrency assets such as revenue, cashflows, profitability, growth prospects or business activity levels since the value and price, as determined by the investing public, may be influenced by future anticipated adoption or appreciation in value of cryptocurrencies or the blockchain generally, factors over which the Company has little or no influence or control. The Company’s share prices may also be subject to pricing volatility due to supply and demand factors associated with few or limited public company options for investment in the segment, which may benefit the Company in the near term and change over time.

Cryptocurrency market prices are determined primarily using data from various exchanges, over-the-counter markets, and derivative platforms. Furthermore, such prices may be subject to factors such as those that impact commodities, more so than business activities, which could be subjected to additional influence from fraudulent or illegitimate actors, real or perceived scarcity, and political, economic, regulatory or other conditions. Pricing may be the result of, and may continue to result in, speculation regarding future appreciation in the value of cryptocurrencies, or the Company or its share price, inflating and making their market prices more volatile or creating “bubble” type risks.

In addition, the success of the Company, the Company’s share price, and the interest in investors and the public in the Company as an early entrant into the blockchain and cryptocurrency ecosystem may in large part be the result of the Company’s early emergence as a publicly traded company in which holders of appreciated cryptocurrency have an opportunity to invest inflated cryptocurrency profits for shares of the Company, which could be perceived as a way to maintaining investing exposure to the blockchain and cryptocurrency markets without exposing the investor to the risk in a particular cryptocurrency.  Cryptocurrency holders have realized exponential value due to large increases in the prices of cryptocurrencies and may seek to lock in cryptocurrency appreciation, which investing in the Company’s securities may be perceived as a way to achieve that result, but may l not continue in the future.  As a result, the value of the Company’s securities, and the value of cryptocurrencies generally may be more likely to fluctuate due to changing investor confidence in future appreciation (or depreciation) in market prices, profits from related or unrelated investments or holdings of cryptocurrency.   Such factors or events would have a material adverse effect on the ability of the Company to continue as a going concern or to pursue this segment at all, or on the price of the Company’s securities, which would have a material adverse effect on the business, prospects or operations of the Company and potentially the value of any cryptocurrencies the Company holds or expects to acquire for its own account.

The impact of geopolitical events on the supply and demand for cryptocurrencies is uncertain.

Crises may motivate large-scale purchases of cryptocurrencies which could increase the price of cryptocurrencies rapidly. This may increase the likelihood of a subsequent price decrease as crisis-driven purchasing behavior wanes, adversely affecting the value of the Company's inventory.  Such risks are similar to the risks of purchasing commodities in general uncertain times, such as the risk of purchasing, holding or selling gold.

As an alternative to gold or fiat currencies that are backed by central governments, cryptocurrencies, which are relatively new, are subject to supply and demand forces.  How such supply and demand will be impacted by geopolitical events is uncertain but could be harmful to the Company and investors in the Company’s securities. Nevertheless, political or economic crises may motivate large-scale acquisitions or sales of cryptocurrencies either globally or locally. Such events would have a material adverse effect on the ability of the Company to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on the business, prospects or operations of the Company and potentially the value of any cryptocurrencies the Company holds or expects to acquire for its own account.

Acceptance and/or widespread use of cryptocurrency is uncertain

Currently, there is a relatively small use of bitcoins and/or other cryptocurrencies in the retail and commercial marketplace for goods or services.  In comparison there is relatively large use by speculators contributing to price volatility.  .

The relative lack of acceptance of cryptocurrencies in the retail and commercial marketplace limits the ability of end-users to use them to pay for goods and services. Such lack of acceptance or decline in acceptances would have a material adverse effect on the ability of the Company to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on the business, prospects or operations of the Company and potentially the value of any cryptocurrencies the Company holds or expects to acquire for its own account.

Possibility of the cryptocurrency algorithm transitioning to proof of stake validation and other mining related risks

Proof of stake is an alternative method in validating cryptocurrency transactions. Should the algorithm shift from a proof of work validation method to a proof of stake method, mining would require less energy and may render any Company that maintains advantages in the current climate (for example from lower priced electric, processing, real estate, or hosting) less competitive.  The Company, which does not presently own or operate a mining facility, may be exposed to risk if it owns or acquires such a facility in the future, but may still be impacted to the extent that counterparties with which the Company interacts or who participate with Coinsquare, are affected.  Such events would have a material adverse effect on the ability of the Company to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on the business, prospects or operations of the Company and potentially the value of any cryptocurrencies the Company holds or expects to acquire for its own account.

If a malicious actor or botnet obtains control of more than 50% of the processing power on a cryptocurrency network, such actor or botnet could manipulate the blockchain to adversely affect the Company which would adversely affect an investment in the Company or the ability of the Company to operate.

If a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains a majority of the processing power dedicated to mining a cryptocurrency, it may be able to alter the blockchain on which transactions of cryptocurrency resides and rely by constructing fraudulent blocks or preventing certain transactions from completing in a timely manner, or at all. The malicious actor or botnet could control, exclude or modify the ordering of transactions, though it could not generate new units or transactions using such control. The malicious actor could “double-spend” its own cryptocurrency (i.e., spend the same bitcoins in more than one transaction) and prevent the confirmation of other users’ transactions for so long as it maintained control. To the extent that such malicious actor or botnet did not yield its control of the processing power on the network or the cryptocurrency community did not reject the fraudulent blocks as malicious, reversing any changes made to the blockchain may not be possible.  The foregoing description is not the only means by which the entirety of the blockchain or cryptocurrencies may be compromised, but is only and example.

Although there are no known reports of malicious activity or control of the blockchain achieved through controlling over 50% of the processing power on the network, it is believed that certain mining pools may have exceeded the 50% threshold in bitcoin. The possible crossing of the 50% threshold indicates a greater risk that a single mining pool could exert authority over the validation of bitcoin transactions. To the extent that the bitcoin ecosystem, and the administrators of mining pools, do not act to ensure greater decentralization of bitcoin mining processing power, the feasibility of a malicious actor obtaining control of the processing power will increase, which may adversely affect an investment in the Company. Such lack of controls and responses to such circumstances would have a material adverse effect on the ability of the Company to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on the business, prospects or operations of the Company and potentially the value of any cryptocurrencies the Company holds or expects to acquire for its own account and harm investors.

To the extent that the profit margins of bitcoin mining operations are not high, operators of bitcoin mining operations are more likely to immediately sell bitcoins earned by mining in the market, resulting in a reduction in the price of bitcoins that could adversely impact the Company and similar actions could affect other cryptocurrencies.

Over the past two years, bitcoin mining operations have evolved from individual users mining with computer processors, graphics processing units and first generation ASIC servers. Currently, new processing power is predominantly added by incorporated and unincorporated “professionalized” mining operations. Professionalized mining operations may use proprietary hardware or sophisticated ASIC machines acquired from ASIC manufacturers. They require the investment of significant capital for the acquisition of this hardware, the leasing of operating space (often in data centers or warehousing facilities), incurring of electricity costs and the employment of technicians to operate the mining farms. As a result, professionalized mining operations are of a greater scale than prior miners and have more defined, regular expenses and liabilities. These regular expenses and liabilities require professionalized mining operations to more immediately sell bitcoins earned from mining operations, whereas it is believed that individual miners in past years were more likely to hold newly mined bitcoins for more extended periods. The immediate selling of newly mined bitcoins greatly increases the supply of bitcoins, creating downward pressure on the price of bitcoins.

The extent to which the value of bitcoin mined by a professionalized mining operation exceeds the allocable capital and operating costs determines the profit margin of such operation. A professionalized mining operation may be more likely to sell a higher percentage of its newly mined bitcoin rapidly if it is operating at a low profit margin—and it may partially or completely cease operations if its profit margin is negative. In a low profit margin environment, a higher percentage could be sold more rapidly, thereby potentially reducing bitcoin prices. Lower bitcoin prices could result in further tightening of profit margins, particularly for professionalized mining operations with higher costs and more limited capital reserves, creating a network effect that may further reduce the price of bitcoin until mining operations with higher operating costs become unprofitable and remove mining power. The network effect of reduced profit margins resulting in greater sales of newly mined bitcoin could result in a reduction in the price of bitcoin that could adversely impact the Company.

The foregoing risks associated with bitcoin could be equally applicable to other cryptocurrencies, existing now or introduced in the future.  Such circumstances would have a material adverse effect on the ability of the Company to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on the business, prospects or operations of the Company and potentially the value of any cryptocurrencies the Company holds or expects to acquire for its own account and harm investors.

Political or economic crises may motivate large-scale sales of Bitcoins and Ethereum, or other cryptocurrencies, which could result in a reduction in value and adversely affect the Company.

As an alternative to fiat currencies that are backed by central governments, digital assets such as bitcoins and Ethereum, which are relatively new, are subject to supply and demand forces based upon the desirability of an alternative, decentralized means of buying and selling goods and services, and it is unclear how such supply and demand will be impacted by geopolitical events. Nevertheless, political or economic crises may motivate large-scale acquisitions or sales of bitcoins and Ethereum and other cryptocurrencies either globally or locally. Large-scale sales of bitcoins and Ethereum or other cryptocurrencies would result in a reduction in their value and could adversely affect the Company. Such circumstances would have a material adverse effect on the ability of the Company to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on the business, prospects or operations of the Company and potentially the value of any cryptocurrencies the Company holds or expects to acquire for its own account and harm investors.

It may be illegal now, or in the future, to acquire, own, hold, sell or use bitcoins, Ethereum, or other cryptocurrencies, participate in the blockchain or utilize similar digital assets in one or more countries, the ruling of which would adversely affect the Company.

Although currently bitcoins, Ethereum, and other cryptocurrencies, the blockchain and digital assets generally are not regulated or are lightly regulated in most countries, including the United States, one or more countries such as China and Russia may take regulatory actions in the future that could severely restrict the right to acquire, own, hold, sell or use these digital assets or to exchange for fiat currency. Such restrictions may adversely affect the Company. Such circumstances would have a material adverse effect on the ability of the Company to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on the business, prospects or operations of the Company and potentially the value of any cryptocurrencies the Company holds or expects to acquire for its own account and harm investors.

If regulatory changes or interpretations require the regulation of bitcoins or other digital assets under the securities laws of the United States or elsewhere, including the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940 or similar laws of  other jurisdictions and interpretations by the SEC, CFTC, IRS, Department of Treasury or other agencies or authorities, the Company may be required to register and comply with such regulations, including at a state or local level. To the extent that the Company decides to continue operations, the required registrations and regulatory compliance steps may result in extraordinary expense or burdens to the Company. The Company may also decide to cease certain operations. Any disruption of the Company’s operations in response to the changed regulatory circumstances may be at a time that is disadvantageous to the Company.

Current and future legislation and SEC rulemaking and other regulatory developments, including interpretations released by a regulatory authority, may impact the manner in which bitcoins or other cryptocurrency is viewed or treated for classification and clearing purposes. In particular, bitcoins and other cryptocurrency may not be excluded from the definition of “security” by SEC rulemaking or interpretation requiring registration of all transactions, unless another exemption is available, including transacting in bitcoin or cryptocurrency amongst owners and require registration of trading platforms as “exchanges” such as Coinsquare.  The Company cannot be certain as to how future regulatory developments will impact the treatment of bitcoins and other cryptocurrencies under the law. If the Company determines not to comply with such additional regulatory and registration requirements, the Company may seek to cease certain of its operations or be subjected to fines, penalties and other governmental action. Any such action may adversely affect an investment in the Company. Such circumstances would have a material adverse effect on the ability of the Company to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on the business, prospects or operations of the Company and potentially the value of any cryptocurrencies the Company holds or expects to acquire for its own account and harm investors.

Lack of liquid markets, and possible manipulation of blockchain/cryptocurrency based assets

Digital assets that are represented and trade on a ledger-based platform may not necessarily benefit from viable trading markets. Stock exchanges have listing requirements and vet issuers, requiring them to be subjected to rigorous listing standards and rules and monitoring investors transacting on such platform for fraud and other improprieties. These conditions may not necessarily be replicated on a distributed ledger platform, depending on the platform’s controls and other policies. The more lax a distributed ledger platform is about vetting issuers of digital assets or users that transact on the platform, the higher the potential risk for fraud or the manipulation of digital assets. These factors may decrease liquidity or volume, or increase volatility of digital securities or other assets trading on a ledger-based system, which may adversely affect the Company. Such circumstances would have a material adverse effect on the ability of the Company to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on the business, prospects or operations of the Company and potentially the value of any cryptocurrencies the Company holds or expects to acquire for its own account and harm investors.

Company Blockchain and Cryptocurrency Risks

The Company has an evolving business model

As digital assets and blockchain technologies become more widely available, the Company expects the services and products associated with them to evolve. As a result to stay current with the industry, the Company’s business model may need to evolve as well. From time to time, the Company may modify aspects of its business model relating to its product mix and service offerings. The Company cannot offer any assurance that these or any other modifications will be successful or will not result in harm to the business. The Company may not be able to manage growth effectively, which could damage its reputation, limit its growth and negatively affect its operating results. Such circumstances would have a material adverse effect on the ability of the Company to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on the business, prospects or operations of the Company and potentially the value of any cryptocurrencies the Company holds or expects to acquire for its own account and harm investors.

The Company operations, investment strategies, and profitability may be adversely affected by competition from other methods of investing in cryptocurrencies.

The Company competes with other users and/or companies that are mining cryptocurrencies and other potential financial vehicles, including securities backed by or linked to cryptocurrencies through entities similar to the Company, such as ETF (exchange traded fund). Market and financial conditions, and other conditions beyond the Company's control, may make it more attractive to invest in other financial vehicles, or to invest in cryptocurrencies directly which could limit the market for the Company's shares and reduce their liquidity.  The emergence of other financial vehicles and ETFs have been scrutinized by regulators and such scrutiny and negative impressions or conclusions could be applicable to the Company and impact the ability of the Company to successfully pursue this segment or operate at all, or to establish or maintain a public market for its securities.  Such events would have a material adverse effect on the ability of the Company to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on the business, prospects or operations of the Company and potentially the value of any cryptocurrencies the Company holds or expects to acquire for its own account.

Cryptocurrency inventory, including that maintained by or for the Company, may be exposed to cybersecurity threats and hacks.

As with any computer code generally, flaws in cryptocurrency codes may be exposed by malicious actors. Several errors and defects have been found previously, including those that disabled some functionality for users and exposed users' information. Flaws in and exploitations of the source code allow malicious actors to take or create money have previously occurred. A hacking occurred in July 2017 and a hacker exploited a critical flaw to drain three large wallets that had a combined total of over $31 million worth of Ethereum. If left undetected, the hacker could have been able to steal an additional $150 million. Such events would have a material adverse effect on the ability of the Company to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on the business, prospects or operations of the Company and potentially the value of any cryptocurrencies the Company holds or expects to acquire for its own account.

Competing blockchain platforms and technologies

The development and acceptance of competing blockchain platforms or technologies may cause consumers to use alternative distributed ledgers or an alternative to distributed ledgers altogether.  This may adversely affect the Company and its exposure to various blockchain technologies. Such circumstances would have a material adverse effect on the ability of the Company to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on the business, prospects or operations of the Company and potentially the value of any cryptocurrencies the Company holds or expects to acquire for its own account and harm investors.

The Company's coins may be subject to loss, theft or restriction on access.

There is a risk that some or all of the Company's coins could be lost or stolen. Access to the Company's coins could also be restricted by cybercrime (such as a denial of service ("DOS") attack) against a service at which the Company maintains a hosted online wallet. Any of these events may adversely affect the operations of the Company and, consequently, its investments and profitability.  The loss or destruction of a private key required to access the Company's digital wallets may be irreversible and the Company denied access for all time to its cryptocurrency holdings or the holdings of others. The Company's loss of access to its private keys or its experience of a data loss relating to the Company's digital wallets could adversely affect its investments and assets.

Cryptocurrencies are controllable only by the possessor of both the unique public and private keys relating to the local or online digital wallet in which they are held, which wallet's public key or address is reflected in the network's public blockchain. The Company will publish the public key relating to digital wallets in use when it verifies the receipt of transfers and disseminates such information into the network, but it will need to safeguard the private keys relating to such digital wallets. To the extent such private keys are lost, destroyed or otherwise compromised, the Company will be unable to access its cryptocurrency coins and such private keys will not be capable of being restored by any network. Any loss of private keys relating to digital wallets used to store the Company's or its client’s cryptocurrencies would have a material adverse effect the ability of the Company to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on the business, prospects or operations of the Company and potentially the value of any cryptocurrencies the Company holds or expects to acquire for its own account.

Incorrect or fraudulent coin transactions may be irreversible

Cryptocurrency transactions are irrevocable and stolen or incorrectly transferred coins may be irretrievable. As a result, any incorrectly executed or fraudulent coin transactions could adversely affect the Company's investments and assets.

Coin transactions are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the transaction. In theory, cryptocurrency transactions may be reversible with the control or consent of a majority of processing power on the network. Once a transaction has been verified and recorded in a block that is added to the blockchain, an incorrect transfer of a coin or a theft of coin generally will not be reversible and the Company may not be capable of seeking compensation for any such transfer or theft. It is possible that, through computer or human error, or through theft or criminal action, the Company's coins could be transferred in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts. Such events would have a material adverse effect on the ability of the Company to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on the business, prospects or operations of the Company and potentially the value of any cryptocurrencies the Company holds or expects to acquire for its own account.

If the award of coins for solving blocks and transaction fees are not sufficiently high, miners may not have an adequate incentive to continue mining and may cease their mining operations.

As the number of coins awarded for solving a block in the blockchain decreases, the incentive for miners to continue to contribute processing power to the network will transition from a set reward to transaction fees. Either the requirement from miners of higher transaction fees in exchange for recording transactions in the blockchain or a software upgrade that automatically charges fees for all transactions may decrease demand for the relevant coins and prevent the expansion of the network to retail merchants and commercial businesses, resulting in a reduction in the price of the relevant cryptocurrency that could adversely impact the Company's cryptocurrency inventory and investments.

In order to incentivize miners to continue to contribute processing power to the network, the network may either formally or informally transition from a set reward to transaction fees earned upon solving for a block. This transition could be accomplished either by miners independently electing to record on the blocks they solve only those transactions that include payment of a transaction fee or by the network adopting software upgrades that require the payment of a minimum transaction fee for all transactions. If transaction fees paid for the recording of transactions in the Blockchain become too high, the marketplace may be reluctant to accept the network as a means of payment and existing users may be motivated to switch between cryptocurrencies or to fiat currency. Decreased use and demand for coins may adversely affect their value and result in a reduction in the market price of coins.

If the award of coins for solving blocks and transaction fees for recording transactions are not sufficiently high to incentivize miners, miners may cease expending processing power to solve blocks and confirmations of transactions on the Blockchain could be slowed temporarily. A reduction in the processing power expended by miners could increase the likelihood of a malicious actor or botnet obtaining control in excess of 50 percent of the processing power active on the blockchain, potentially permitting such actor or botnet to manipulate the blockchain in a manner that adversely affects the Company's activities.

If the award of coins for solving blocks and transaction fees are not sufficiently high, miners may not have an adequate incentive to continue mining and may cease their mining operations. Miners ceasing operations would reduce collective processing power, which would adversely affect the confirmation process for transactions (i.e., decreasing the speed at which blocks are added to the blockchain until the next scheduled adjustment in difficulty for block solutions) and make the network more vulnerable to a malicious actor or botnet obtaining control in excess of 50 percent of the processing power. A reduction in confidence in the confirmation process or processing power of the network could result and be irreversible.  Such events would have a material adverse effect on the ability of the Company to continue to pursue this segment at all, which would have a material adverse effect on the business, prospects or operations of the Company and potentially the value of any cryptocurrencies the Company holds or expects to acquire for its own account.

The price of coins may be affected by the sale of coins by other vehicles investing in coins or tracking cryptocurrency markets.

To the extent that other vehicles investing in coins or tracking cryptocurrency markets form and come to represent a significant proportion of the demand for coins, large redemptions of the securities of those vehicles and the subsequent sale of coins by such vehicles could negatively affect cryptocurrency prices and therefore affect the value of the inventory held by the Company. Such events would have a material adverse effect on the ability of the Company to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on the business, prospects or operations of the Company and potentially the value of any cryptocurrencies the Company holds or expects to acquire for its own account.

Risk related to shortages, technological obsolescence and difficulty in obtaining hardware

Should new services/software embodying new technologies emerge, the Company’s or its investments’ ability to recognize the value of the use of existing hardware and equipment and its underlying technology, may become obsolete and require substantial capital to replace such equipment.

The increase in interest and demand for cryptocurrencies has led to a shortage of mining hardware as individuals purchase equipment for mining at home and large scale mining evolved. For example, according to PC Gamer, AMD's Radeon RX 580 and Radeon RX 570 have been out of stock for months and are widely viewed as hardware that is unique for cryptocurrency purposes.  Equipment in the mining facilities will require replacement from time to time. Shortages of graphics processing units may lead to unnecessary downtime for miners and limit the availability or accessibility of mining processing capabilities in the industry. Such events would have a material adverse effect on the ability of the Company to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on the business, prospects or operations of the Company and potentially the value of any cryptocurrencies the Company holds or expects to acquire for its own account.

Since there has been limited precedence set for financial accounting of bitcoin, Ethereum, and other digital assets, it is unclear how the Company will be required to account for digital assets transactions in the future.

Since there has been limited precedence set for the financial accounting of digital assets, it is unclear how the Company will be required to account for digital asset transactions or assets. Furthermore, a change in regulatory or financial accounting standards could result in the necessity to restate the Company’s financial statements. Such a restatement could negatively impact the Company’s business, prospects, financial condition and results of operation. Such circumstances would have a material adverse effect on the ability of the Company to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on the business, prospects or operations of the Company and potentially the value of any cryptocurrencies the Company holds or expects to acquire for its own account and harm investors.

Item 9.01 Financial Statements and Exhibits.
(a)	Financial Statements of businesses acquired
The financial statements required by this Item, if any, with respect to the acquisition described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01.

(b)	Pro forma financial information
The pro forma financial information required by this Item, if any, with respect to the acquisition described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01.

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release dated October 17, 2017
99.2	Press Release dated October 19, 2017
99.3	Press Release dated October 23, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIOT BLOCKCHAIN, INC.

Dated: October 23, 2017	By:	/s/ Jeffrey G. McGonegal
Name: Jeffrey G. McGonegal
Title: Chief Financial Officer